UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 12, 2007

SUMMIT FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Florida	0-29337	05-0577932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 North Federal Highway Suite 310 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (561) 338-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2007, Summit Brokerage Services, Inc. (“Summit Brokerage”), the operating subsidiary and registered broker-dealer, of Summit Financial Services Group, Inc. (the “Registrant”), entered into a Mediation Settlement Agreement (“Agreement”) with Richard Parker (“Parker”), Summit Brokerage’s former Vice Chairman and President and a principal shareholder of the Registrant. In accordance with the terms of the Agreement, all disputes relating to the litigation styled Summit Brokerage Services, Inc. v. Richard Parker (the “Suit”), which we commenced on August 18, 2003 in Palm Beach County, Florida, were resolved, subject to the fulfillment of certain conditions specified in the Agreement.

The Agreement requires Parker to relinquish all security interest he has in the Registrant, totaling 3,421,927 shares of our Common Stock. In exchange, $675,000 (“Settlement Sum”) shall be paid to Mr. Parker on or before December 31, 2007 (“Settlement Date”) and the parties shall, among other things, file a joint motion for dismissal, with prejudice, of the Suit.

Additionally, under the Agreement, both Summit Brokerage and Parker agreed: (a) to execute and exchange mutual general releases; (b) not to solicit each other’s financial advisors or employees for two (2) years, terminating on December 12, 2009; and (c) that each would bear its own attorneys’ fees and costs.

The Agreement is subject to the approval of the Registrant’s Board of Directors which was given on December 13, 2007. The Agreement is also subject to the approval of any applicable regulatory agencies, if approval is so required by such agencies.

Item 9.01 Exhibits.

Exhibit No.	Item
10.1	Mediation Settlement Agreement, dated as of December 12, 2007, by and between Summit Brokerage Services, Inc. and Richard Parker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: December 18, 2007	/s/ Marshall T. Leeds
Marshall T. Leeds
Chairman and Chief Executive Officer